Exhibit 99.1

Hudson Executive Investment Corp. II Announces Liquidation

NEW YORK, November 29, 2022 (GLOBE NEWSWIRE) – Hudson Executive Investment Corp. II (Nasdaq: HCII) (“HCII” or the “Company”) announced today that the Company’s board of directors has determined to dissolve and liquidate HCII in accordance with its governing documents because it will not consummate an initial business combination within the time period required by its Amended and Restated Certificate of Incorporation. All outstanding shares of common stock of the Company issued in connection with the Company’s initial public offering (“Public Shares”) will be redeemed at a per-share redemption price of approximately $10.10, such redemption expected to occur on December 21, 2022.

The Company has instructed Continental Stock Transfer & Trust Company, the trustee of the Company’s trust account and the Company’s transfer agent (the “Trustee”), to take all necessary actions to immediately liquidate the Company’s trust account for disbursement to the holders of Public Shares (“Holders”). Holders are eligible to receive their pro rata portion of the proceeds of the trust account, net of any amounts withdrawn by the Company to pay taxes or dissolution expenses in accordance with the Company’s governing documents, by delivering Public Shares to the Trustee for redemption (the “Redemption”). However, Holders who own Public Shares in “street name” will not need to take any action in order to participate in the Redemption.

There will be no redemption rights or liquidating distributions with respect to the Company’s warrants.

The Company expects that The NASDAQ Stock Market will file a Form 25 with the U.S. Securities and Exchange Commission (the “Commission”) to delist its securities. The Company thereafter expects to file a Form 15 with the Commission to terminate registration of its securities under the Securities Exchange Act of 1934, as amended.

About the Company

HCII is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses.

Forward-Looking Statements

This press release, and oral statements made from time to time by representatives of the Company, may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements regarding possible business combinations and the financing thereof, and related matters, as well as all other statements other than statements of historical fact included in this press release are forward-looking statements. When used in this press release, words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions, as they relate to us or our management team, identify forward-looking statements. Such forward-looking statements are based on the beliefs of Company-management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the Company’s initial public offering and the Company’s periodic reports and current reports filed with the SEC. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Contact:

Ira Mosberg

Chief Financial Officer

Hudson Executive Investment Corp. II

(646) 213-7095